SUB-ITEM 77C

                             AIM PREMIER EQUITY FUND

A Special Meeting of Shareholders of AIM Premier Equity Fund, an investment portfolio of AIM Funds Group, a Delaware statutory trust ("Trust"), was held on February 28, 2006. The meeting was adjourned and reconvened on March 7, 2006, and on March 16, 2006. The meetings were held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets and liabilities of AIM Premier Equity Fund (the "Fund"), a portfolio of AIM Funds Group ("Trust"), will be transferred to AIM Charter Fund ("Buying Fund"), a portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                 Votes      Withheld/
Matter                                                            Votes For     Against    Abstentions
------                                                           -----------   ---------   -----------
(1)   Approve an Agreement and Plan of Reorganization (the
      "Agreement") under which all of the assets and
      liabilities of AIM Premier Equity Fund (the "Fund"),
      a portfolio of AIM Funds Group ("Trust"), will be
      transferred to AIM Charter Fund ("Buying Fund"), a
      portfolio of AIM Equity Funds ("Buyer").  Buying
      Fund will assume the liabilities of the Fund and
      Trust will issue shares of each class of Buying Fund
      to shareholders of the corresponding class of shares
      of the Fund and, in connection therewith, the sale
      of all of the Fund's assets and the termination of
      the Fund as a designated series of Trust................   118,599,538   7,230,908    7,993,243

A Special Meeting of Shareholders of the Trust noted above was reconvened on March 7, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                 Votes      Withheld/
Matter                                                            Votes For     Against    Abstentions
------                                                           -----------   ---------   -----------
(1)   Approve an Agreement and Plan of Reorganization (the
      "Agreement") under which all of the assets and
      liabilities of AIM Premier Equity Fund (the "Fund"),
      a portfolio of AIM Funds Group ("Trust"), will be
      transferred to AIM Charter Fund ("Buying Fund"), a
      portfolio of AIM Equity Funds ("Buyer").  Buying
      Fund will assume the liabilities of the Fund and
      Trust will issue shares of each class of Buying Fund
      to shareholders of the corresponding class of shares
      of the Fund and, in connection therewith, the sale
      of all of the Fund's assets and the termination of
      the Fund as a designated series of Trust................   131,578,121   8,414,294    9,638,815

AIM Premier Equity Fund
Page 2 of 2


A Special Meeting of Shareholders of the Trust noted above was reconvened on March 16, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                 Votes      Withheld/
Matter                                                            Votes For     Against    Abstentions
------                                                           -----------   ---------   -----------
(1)   Approval of an Agreement and Plan of Reorganization
      (the "Agreement") under which all of the assets and
      liabilities of AIM Premier Equity Fund (the "Fund"),
      a portfolio of AIM Funds Group ("Trust"), will be
      transferred to AIM Charter Fund ("Buying Fund"), a
      portfolio of AIM Equity Funds ("Buyer").   Buying
      Fund will assume the liabilities of the Fund and
      Trust will issue shares of each class of Buying Fund
      to shareholders of the corresponding class of shares
      of the Fund and, in connection therewith, the sale
      of all of the Fund's assets and the termination of
      the Fund as a designated series of Trust................   158,249,166   9,176,391    14,699,137

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A


                            AIM PREMIER EQUITY FUND,
                         A PORTFOLIO OF AIM FUNDS GROUP

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of AIM Premier Equity Fund (the "Fund"), an investment portfolio of AIM Funds Group ("Trust"), will be transferred to AIM Charter Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on December 2, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          -S- KEVIN M. CAROME
                                          Kevin M. Carome
                                          Secretary

January 9, 2006

           AIM PREMIER EQUITY FUND,                          AIM CHARTER FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
               AIM FUNDS GROUP                                AIM EQUITY FUNDS
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 347-4246                                 (800) 347-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                                JANUARY 9, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM Premier Equity Fund. The Special Meeting will be held on February 28, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote at the Special Meeting.

     At the Special Meeting, we are asking shareholders of AIM Premier Equity Fund (your "Fund") to consider and approve an Agreement and Plan of Reorganization (the "Agreement") that provides for the reorganization of your Fund, an investment portfolio of AIM Funds Group ("Trust"), with AIM Charter Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds ("Buyer") (the "Reorganization").

     Under the Agreement, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Agreement and the Reorganization as being advisable and in the best interests of your Fund.

     Trust and Buyer are both registered open-end management investment companies that issue their shares in separate series. Your Fund is a series of Trust and Buying Fund is a series of Buyer. A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Your Fund and Buying Fund have similar investment objectives. Your Fund seeks long-term growth of capital with a secondary objective of income, while Buying Fund seeks growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of your Fund dated April 29, 2005 (the "Selling Fund Prospectus"), together with the related Statement of Additional Information dated April 29, 2005, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus. The Prospectus of Buying Fund dated February 28, 2005, (the "Buying Fund Prospectus"), and the related Statement of Additional Information dated October 25, 2005, and the Statement of Additional Information relating to the Reorganization dated January 9, 2006, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated January 9, 2006, also is incorpo-rated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.

     Copies of the Prospectuses of Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about your Fund and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganization........................................    1
  Comparison of Investment Objectives and Principal
     Strategies.............................................    2
  Comparison of Performance.................................    3
  Comparison of Fees and Expenses...........................    3
  Comparison of Multiple Class Structures...................    4
  Comparison of Sales Charges...............................    4
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    5
  The Board's Recommendation................................    5
RISK FACTORS................................................    6
  Risks Associated with Buying Fund.........................    6
  Comparison of Risks of Buying Fund and Your Fund..........    6
INFORMATION ABOUT BUYING FUND...............................    6
  Description of Buying Fund Shares.........................    6
  Management's Discussion of Fund Performance...............    7
  Financial Highlights......................................    7
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................    7
  Terms of the Reorganization...............................    7
  The Reorganization........................................    7
  Board Considerations......................................    7
  Other Terms...............................................   10
  Federal Income Tax Consequences...........................   11
  Accounting Treatment......................................   12
RIGHTS OF SHAREHOLDERS......................................   12
CAPITALIZATION..............................................   13
LEGAL MATTERS...............................................   13
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   14
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   14
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   14
  Proxy Statement/Prospectus................................   14
  Time and Place of Special Meeting.........................   15
  Voting in Person..........................................   15
  Voting by Proxy...........................................   15
  Voting by Telephone or the Internet.......................   15
  Quorum Requirement and Adjournment........................   15
  Vote Necessary to Approve the Agreement...................   16
  Proxy Solicitation........................................   16
  Other Matters.............................................   16
  Ownership of Shares.......................................   16
  Security Ownership of Management and Trustees.............   16

EXHIBIT A.......................................  Classes of Shares of Your Fund and
                                                  Corresponding Classes of Shares of Buying Fund  A-1
EXHIBIT B.......................................  Comparison of Performance of Your Fund and
                                                  Buying Fund                                     B-1
EXHIBIT C.......................................  Comparison Fee Table and Expense Examples       C-1
EXHIBIT D.......................................  Shares Outstanding of Each Class of Your Fund
                                                  on Record Date                                  D-1
EXHIBIT E.......................................  Ownership of Shares of Your Fund                E-1
EXHIBIT F.......................................  Ownership of Shares of Buying Fund              F-1
APPENDIX I......................................  Agreement and Plan of Reorganization
APPENDIX II.....................................  Prospectus of Buying Fund
APPENDIX III....................................  Discussion of Performance of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganization is one of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the shareholders of your Fund will benefit from the proposed Reorganization because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. Your Fund and Buying Fund have similar investment objectives, utilize similar investment strategies and invest in similar securities. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Your Fund is a series of Trust, a Delaware statutory trust. Buying Fund is a series of Buyer, also a Delaware statutory trust.

     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund, and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the value of the net assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."

     Trust and Buyer will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund have similar investment objectives. Your Fund seeks long-term growth of capital with a secondary objective of income, while Buying Fund seeks growth of capital. Your Fund and Buying Fund also invest in similar types of securities. However, while your Fund seeks income as a secondary objective when selecting stocks for investment, Buying Fund seeks to invest primarily in undervalued equity securities.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

           AIM PREMIER EQUITY FUND                            AIM CHARTER FUND
                 (YOUR FUND)                                    (BUYING FUND)
           -----------------------                            ----------------
                                    INVESTMENT OBJECTIVES
- - Long-term growth of capital                   - Growth of capital
- - Income
                                    INVESTMENT STRATEGIES
- - Invests at least 80% of its net assets,       - Invests at least 65% of its total assets in
  plus the amount of any borrowings for         securities, of established companies that
  investment purposes, in equity securities,      have long-term above-average growth in
  including convertible securities.               earnings, and growth companies that the
                                                  portfolio managers believe have the
                                                  potential for above-average growth in
                                                  earnings.
- - In complying with the 80% investment          - No corresponding strategy.
  requirement, the fund's investments may
  include synthetic instruments.
- - Diversified among the core, growth and        - The portfolio manager seeks to identify
  value equity investment disciplines to        those companies that are, in his view,
  construct a single, core investment             undervalued relative to current or
  portfolio.                                      projected earnings or the current market
                                                  value of assets owned by the company.
- - A greater percentage of the fund's assets
  will be invested using the core investment
  discipline than using either the growth or
  value investment disciplines.
- - The core discipline portfolio managers
  focus on equity securities of out-of-favor
  cyclical growth companies, established
  growth companies that are undervalued
  compared to historical relative valuation
  parameters, companies where there is early
  but tangible evidence of improving
  prospects that are not yet reflected in the
  price of the company's equity securities,
  and companies whose equity securities are
  selling at prices that do not reflect the
  current market value of their assets and
  where there is reason to expect realization
  of this potential in the form of increased
  equity values (the "core categories").

           AIM PREMIER EQUITY FUND                            AIM CHARTER FUND
                 (YOUR FUND)                                    (BUYING FUND)
           -----------------------                            ----------------
- - The growth discipline portfolio managers
  focus on equity securities of companies
  with the potential to consistently generate
  above-average growth in sales and earnings,
  established large-cap companies with strong
  business franchises, and companies
  experiencing significant positive change
  leading to accelerating revenue or earnings
  growth -- usually above market
  expectations.
- - The value discipline portfolio managers
  focus on equity securities of companies
  that are selling at a substantial discount
  to calculated intrinsic value.
- - May invest in preferred stocks and debt       - No corresponding strategy.
  instruments that have prospects for growth
  of capital.
- - May also invest up to 25% of its total        - May also invest up to 20% of its total
  assets in foreign securities.                 assets in foreign securities.

COMPARISON OF PERFORMANCE

     A bar chart showing the annual total returns for calendar years ended December 31, for Class A shares of your Fund and for Class A shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for your Fund and Buying Fund. For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of your Fund, as of December 31, 2004, and Buying Fund, as of October 31, 2004, expressed as a percentage of net assets ("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios, based on historical data at a specified date and related projected data for each class of shares of Buying Fund after giving effect to the Reorganization are also provided as of October 31, 2004 as part of Exhibit C.

     The current investment advisory fee schedule of your Fund is lower at certain asset levels than the current investment advisory fee schedule of Buying Fund. As a result, in connection with the Reorganization, the Board of Buying Fund has approved an amendment to the investment advisory fee schedule applicable to Buying Fund such that AIM will receive a monthly fee calculated at the following annual rates, based on the average daily net assets of Buying
Fund:

        ANNUAL RATE                    NET ASSETS
        -----------                    ----------
           0.80%              First $150 million
           0.625%             Over $150 million

     As a result, the investment advisory fee schedule applicable to Buying Fund after the Reorganization is the same as the investment advisory fee schedule currently applicable to your Fund.

     In addition, AIM has contractually agreed to waive its advisory fees through December 31, 2009, for both your Fund and Buying Fund in connection with a settlement agreement reached with the New York Attorney

General. For the period January 1, 2005 to December 31, 2009, the following advisory fee rates will apply to both funds after the waiver:

        ANNUAL RATE                    NET ASSETS
        -----------                    ----------
           0.75%              First $150 million
           0.615%             Next $4.85 billion
           0.57%              Next $2.5 billion
           0.545%             Next $2.5 billion
           0.52%              Over $10 billion

     Additionally, in connection with the 2005 contract renewal process, AIM agreed to an additional waiver of 0.02% of the investment advisory fee applicable to your Fund, which expires on June 30, 2006. This additional 0.02% advisory fee waiver will be eliminated on the closing of the Reorganization.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found at Exhibit A. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. No redemption of your Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganization. The holding period for purposes of determining whether to charge a CDSC upon redemption of shares of Buying Fund received in connection with the Reorganization will be the same as the holding period of your shares immediately prior to the Reorganization.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of your Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of your Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of your Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectus and the Buying Fund Prospectus and the related Statements of Additional Information.

CLASS A                                   CLASS B                         CLASS C
- -------                                   -------                         -------
- - subject to an initial sales  - not subject to an initial     - not subject to an initial
  charge*                      sales charge                    sales charge

- - may be subject to a CDSC on  - subject to a CDSC on          - subject to a CDSC on
  redemptions made within 12   certain redemptions             certain redemptions
  or 18 months from the date
  of certain purchases

CLASS R                                                      INSTITUTIONAL CLASS
- -------                                                      -------------------
- - not subject to an initial sales charge        - not subject to an initial sales charge

- - may be subject to a CDSC on redemptions       - not subject to a CDSC
  made within 12 months from the date of
  certain purchases

- ---------------

* Your Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     The CDSC on redemptions of shares of Buying Fund is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to AIM Distributors for distribution services. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of your Fund and Buying Fund. Each class of shares of Buying Fund will have the same or lower aggregate distribution and service fees as the corresponding class of shares of your Fund.

     The purchase and redemption procedures of your Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of your Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     To the extent Buying Fund holds cash or cash equivalents rather than equity securities for risk management purposes, Buying Fund may not achieve its investment objective.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     Your Fund diversifies its investment portfolio among the core, growth and value equity investment disciplines managed by separate management teams to construct a single, core investment portfolio. As a result, your Fund's investments in different, independently-managed investment disciplines create allocation risk, which is the risk that the allocation of investments among core, growth and value companies may have a more significant effect on your Fund's net asset value when one of these disciplines is performing more poorly than the others. The active rebalancing of your Fund among these investment disciplines may result in increased transaction costs. The independent management of the three discipline sections may also result in adverse tax consequences if the portfolio managers responsible for your Fund's three investment disciplines effect transactions in the same security on or about the same time.

     In addition, income is a secondary objective of your Fund. There is a risk that the income you may receive from your Fund may vary.

     After the Reorganization, you will no longer encounter these risks because Buying Fund does not allocate its investment portfolio among separate management teams. Also, income is not a secondary objective of Buying Fund.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of Buyer in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buyer. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares at the end of the month which is eight years after the date on which shares were purchased, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its semi-annual report to shareholders for the semi-annual period ended April 30, 2005 is set forth in Appendix III of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix II.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on March 27, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on March 24, 2006 (the "Valuation Date"). At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Agreement. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the short taxable year beginning on January 1, 2006 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of your Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the Reorganization took place. After careful consideration and after weighing the pros and cons of the Reorganization, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your

Fund's shareholders, and approved the Agreement and the Reorganization, at a meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, the advantage (if any) of structuring the Reorganization as a taxable transaction, the calculation of pro forma expense ratios and the effect on transfer agency fees. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganization that shows the actual cost and expenses of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of your Fund and Buying Fund.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative sizes of your Fund and Buying Fund.

     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of any unrealized capital gains and capital loss carryforwards available to offset future capital gains of your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     AIM proposed the Reorganization as part of an effort to consolidate the AIM Funds' large cap core fund offerings. In considering the Reorganization, the Board noted that the funds have similar investment objectives, are managed using similar investment strategies and invest in similar securities. In addition, Buying Fund's performance track record relative to its Lipper peer group is generally better than your Fund's and the expenses of the combined fund are expected to be lower than those of your Fund.

     The Board noted that approximately 50% of your Fund and all of Buying Fund have been managed using the same discipline by the same lead portfolio manager and portfolio management team. The Board noted that the funds have similar investment objectives and similar investment strategies, resulting in significant portfolio overlap between the two funds. As of July 31, 2005, approximately 59% of your Fund's total net assets were invested in securities Buying Fund also owns. The Board noted that Buying Fund is a large-cap core fund, while your Fund also includes value and growth disciplines. Thus, shareholders of your Fund may lose exposure to those value and growth disciplines in Buying Fund's investment process.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Reorganization primarily because the investment team responsible for both funds has managed Buying Fund longer than your Fund and the portfolio composition of the combined fund is expected to be most like that of Buying Fund over time. Consequently, the Board determined that Buying Fund's investment process more accurately reflects the investment process that the combined fund will utilize after the Reorganization. The Board considered the relative sizes of the two funds and concluded that Buying Fund should be the surviving fund in the Reorganization, even though your Fund has a larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $2.6 billion, compared to net assets for your Fund of approximately $5.7 billion.

     The Board considered the performance of Buying Fund in relation to the performance of your Fund, noting that although your Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders than your Fund. As of July 31, 2005, the relative performance of Class A shares of your Fund and Buying Fund (without sales loads) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                          ONE     FIVE      TEN      SINCE     INCEPTION
                                          YEAR    YEARS    YEARS   INCEPTION     DATE
                                         ------   -----    -----   ---------   ---------
Your Fund..............................  12.23%   (6.41)%  5.66%    12.28%     05/01/84
Buying Fund............................  10.39%   (5.64)%  7.42%    11.82%     11/26/68

     The performance information in Exhibit B supports the Board's determination that Buying Fund's long-term performance has been better than that of your Fund. See "Exhibit B -- Comparison of Performance of Your Fund and Buying Fund."

     In addition, the Board noted that as of June 30, 2005, Buying Fund's performance relative to its Lipper peer group was better than your Fund for the 3- and 5-year periods and that such performance more accurately reflects the investment process that the combined fund will apply.

     The Board also considered the operating expenses the funds incur. As a percentage of the average daily net assets, the total annual operating expenses of Buying Fund prior to giving pro forma effect to the Reorganization are lower than the total annual operating expenses of your Fund. The Board noted that AIM proposed to reduce the investment advisory fee applicable to the combined fund as described above in "SUMMARY -- Comparison of Fees and Expenses."

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis as of July 31, 2005, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers in effect for the Buying Fund and an additional 0.02% fee waiver that will not be carried over to the combined fund, are expected to be approximately 0.04% lower than those of your Fund for Class A, Class B, Class C and Class R shares and approximately 0.05% lower for Institutional Class shares. In the absence of any fee waivers, on a pro forma basis as of July 31, 2005, the total annual operating expense ratios of Buying Fund are also expected to be lower than those of your Fund after the Reorganization. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expense table contained in Exhibit C because the information the Board considered is as of a more recent date than that which is contained in Exhibit C.

     At the November 14, 2005 meeting, the Board considered AIM's proposal to amend the advisory agreement for Buying Fund to reflect a reduced advisory fee, effective as of the Closing. The Board noted that the reduced advisory fee schedule is the same as your Fund's current advisory fee schedule. In addition, AIM previously agreed to waivers of its management fees for both funds, as described above in "SUMMARY -- Comparison of Fees and Expenses," and an additional 0.02% fee waiver applicable to your Fund which expires on June 30, 2006. The Board considered the proposed reduction of the advisory fee schedule in approving the Reorganization at the November 14, 2005 meeting.

     The Investment Company Act of 1940 requires that changes to an investment advisory agreement be approved at an in-person meeting. Accordingly, the Board did not formally approve the reduced advisory fee schedule for Buying Fund until an in-person meeting on December 7, 2005.

     As described above, your Fund is currently subject to an additional 0.02% advisory fee waiver that expires on June 30, 2006. The Board noted AIM's proposal not to apply the additional fee waiver to the combined fund, but rather to pay additional expenses your Fund is expected to incur in the Reorganization. The additional amount is equal to the estimated dollar amount of the 0.02% fee waiver from the closing date of the Reorganization through the expiration date of June 30, 2006. The total expenses to be incurred in connection with the Reorganization are expected to be approximately $3,030,000. Your Fund's expenses incurred in connection with the Reorganization are expected to be approximately $3,000,000. The Board noted AIM's proposal that your Fund bear 14% and AIM bear 86% of your Fund's costs in connection with the Reorganization and concluded it was appropriate for your Fund to bear such portion of expenses in light of the decrease in expenses that are expected to result from the Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and your Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by your Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for your Fund's shareholders to recoup expenses incurred in the Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of your Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of your Fund and Buying Fund.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommended the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

OTHER TERMS

     If any amendment is made to the Agreement following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     Trust and Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of Trust and Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - Trust and Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Trustees of Trust and the Board of Trustees of Buyer may waive without shareholder approval any default by Trust or Buyer or any failure by Trust or Buyer to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of your Fund. The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither Trust nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust and Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust or Buyer are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     Trust and Buyer are each Delaware statutory trusts. Generally, there are no material differences between the rights of shareholders under Trust's Agreement and Declaration of Trust and the rights of shareholders under Buyer's Agreement and Declaration of Trust.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of your Fund; (ii) the capitalization of each class of shares of Buying Fund; and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                                           PRO FORMA
                                 YOUR FUND          BUYING FUND       PRO FORMA           BUYING FUND
                              CLASS A SHARES      CLASS A SHARES     ADJUSTMENTS        CLASS A SHARES
                             -----------------   -----------------   ------------      -----------------
Net Assets................    $3,408,950,664      $1,640,589,125     $   (265,695)(1)   $5,049,274,094
Shares Outstanding........       342,534,483         127,716,330      (77,324,179)(2)      392,926,634
Net Asset Value Per
  Share...................    $         9.95      $        12.85                        $        12.85

                                                                                             PRO FORMA
                                   YOUR FUND          BUYING FUND       PRO FORMA           BUYING FUND
                                CLASS B SHARES      CLASS B SHARES     ADJUSTMENTS        CLASS B SHARES
                               -----------------   -----------------   ------------      -----------------
Net Assets..................    $1,539,650,269       $618,242,343      $   (133,532)(1)   $2,157,759,080
Shares Outstanding..........       167,865,300         50,398,660       (42,421,839)(2)      175,842,121
Net Asset Value Per Share...    $         9.17       $      12.27                         $        12.27

                                                                                          PRO FORMA
                                  YOUR FUND          BUYING FUND       PRO FORMA         BUYING FUND
                               CLASS C SHARES      CLASS C SHARES     ADJUSTMENTS      CLASS C SHARES
                              -----------------   -----------------   -----------     -----------------
Net Assets..................    $224,279,754        $107,858,768      $   (18,490)(1)   $332,120,032
Shares Outstanding..........      24,432,338           8,768,276       (6,198,974)(2)     27,001,640
Net Asset Value Per Share...    $       9.18        $      12.30                        $      12.30

                                                                                            PRO FORMA
                                    YOUR FUND          BUYING FUND       PRO FORMA         BUYING FUND
                                 CLASS R SHARES      CLASS R SHARES     ADJUSTMENTS      CLASS R SHARES
                                -----------------   -----------------   -----------     -----------------
Net Assets....................     $1,435,261          $2,847,558        $    (79)(1)      $4,282,740
Shares Outstanding............        145,255             222,909         (32,879)(2)         335,285
Net Asset Value Per Share.....     $     9.88          $    12.77                          $    12.77

                                                                                    PRO FORMA
                                    YOUR FUND      BUYING FUND                     BUYING FUND
                                  INSTITUTIONAL   INSTITUTIONAL    PRO FORMA      INSTITUTIONAL
                                  CLASS SHARES    CLASS SHARES    ADJUSTMENTS     CLASS SHARES
                                  -------------   -------------   -----------     -------------
Net Assets......................   $29,174,723     $54,712,110     $    (204)(1)   $83,886,629
Shares Outstanding..............     2,887,886       4,137,924      (681,574)(2)     6,344,236
Net Asset Value Per Share.......   $     10.10     $     13.22                     $     13.22

- ---------------

(1) Net Assets have been adjusted for the allocated portion of your Fund's expenses expected to be incurred in connection with the Reorganization. The Reorganization costs have been allocated among all classes based on relative net assets of each class of your Fund.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of your Fund's shareholder accounts based on the relative value of your Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganization would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                           BUYING FUND AND YOUR FUND

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference: (i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of your Fund; (iii) see "Pricing of Shares" for more information about the pricing of shares of your Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust and Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectus and related Statement of Additional Information is Registration No. 811-1540. Such Selling Fund Prospectus is incorporated herein by reference. The SEC file number for Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-1424. Such Buying Fund Prospectus is incorporated herein by reference.

     Trust and Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust and Buyer (including the Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote. Shareholders of record of your Fund as of the close of business on December 2, 2005 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit D. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Agreement, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of Trust in writing to the address of Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meeting that you have revoked your proxy. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganization in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganization against such adjournment. A shareholder vote may be taken on the Reorganization prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE THE AGREEMENT

     If a quorum is present, approval of the Agreement requires the affirmative vote of a majority of shares cast by the shareholders of your Fund at the Special Meeting. Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meeting.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. AIM will bear 86% of your Fund's costs and expenses incurred in connection with the reorganization, including solicitation costs. Solicitation costs are expected to be approximately $46,000.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit E.

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit F.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust and Buyer can be found in Exhibits E and F, respectively.

                                   EXHIBIT A

  CLASSES OF SHARES OF YOUR FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

       CLASSES OF SHARES OF YOUR FUND           CORRESPONDING CLASSES OF SHARES OF BUYING FUND
       ------------------------------           ----------------------------------------------
                   Class A                                         Class A
                   Class B                                         Class B
                   Class C                                         Class C
                   Class R                                         Class R
             Institutional Class                             Institutional Class

                                   EXHIBIT B

             COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND

                                  (YOUR FUND)
                            AIM PREMIER EQUITY FUND

     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of your Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

YEAR ENDED                                                               ANNUAL
- ----------                                                                TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   34.85%
1996...................................................................   14.52%
1997...................................................................   23.95%
1998...................................................................   32.76%
1999...................................................................   29.95%
2000...................................................................  -14.95%
2001...................................................................  -12.99%
2002...................................................................  -30.91%
2003...................................................................   24.90%
2004...................................................................    5.48%

     During the periods shown in the bar chart, the highest quarterly return was 27.35% (quarter ended December 31, 1998) and the lowest quarterly return was
- -18.61% (quarter ended June 30, 2002). The year-to-date return of AIM Premier Equity Fund Class A shares as of September 30, 2005 was 2.63%.

     The following performance table compares your Fund's performance to that of a broad-based securities market index and a peer group index. Your Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Your Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of your Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                            SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)  1 YEAR   5 YEARS   10 YEARS   INCEPTION(1)     DATE
- -----------------------------------------  ------   -------   --------   ------------   ---------
CLASS A                                                                                  05/01/84
  Return Before Taxes...................   (0.36)%   (8.64)%    7.71%            --
  Return After Taxes on Distributions...   (0.38)    (9.02)     6.38             --
  Return Before Taxes on Distributions
     and Sale of Fund Shares............   (0.21)    (7.18)     6.20             --
CLASS B                                                                                  10/18/93
  Return Before Taxes...................   (0.31)    (8.64)     7.65             --
CLASS C                                                                                  08/04/97
  Return Before Taxes...................    3.68     (8.30)                    1.30%
CLASS R(2)                                                                               05/01/84(2)
  Return Before Taxes...................    5.25     (7.83)     8.05             --
S&P 500 Index(3)........................   10.87     (2.30)    12.07             --
Lipper Large-Cap Core Fund Index(4).....    8.29     (2.98)    10.26             --

- ---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual, after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one year period are the historical returns of your Fund's Class R shares. The returns shown for the five and ten year periods are the blended returns of the historical performance of your Fund's Class R shares since their inception and the restated historical performance of your Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of your Fund's Class A shares. The inception date of your Fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. In addition, the Lipper Large-Cap Core Fund Index (which may or may not include your Fund) is included for comparison to a peer group.

(4) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index. The S&P SuperComposite 1500 Index is considered representative of the U.S. equity markets.

                                 (BUYING FUND)
                                AIM CHARTER FUND

     The bar chart and table shown below provide an indication of the risks of investing in Buying Fund. Buying Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of Buying Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

YEAR ENDED                                                               ANNUAL
- ----------                                                                TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   34.85%
1996...................................................................   14.52%
1997...................................................................   23.95%
1998...................................................................   32.76%
1999...................................................................   29.95%
2000...................................................................  -14.95%
2001...................................................................  -12.99%
2002...................................................................  -30.91%
2003...................................................................   24.90%
2004...................................................................    5.48%

     During the periods shown in the bar chart, the highest quarterly return was 26.08% (quarter ended December 31, 1998) and the lowest quarterly return was
- -21.72% (quarter ended September 30, 2001). The year-to-date return of AIM Charter Fund Class A shares as of September 30, 2005 was 2.65%.

     The following performance table compares Buying Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Buying Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                               SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)     1 YEAR   5 YEARS   10 YEARS   INCEPTION(1)     DATE
- -----------------------------------------     ------   -------   --------   ------------   ---------
CLASS A                                                                                     11/26/68
  Return Before Taxes.......................   2.71%    (6.87)%    9.19%          --
  Return After Taxes on Distributions.......   2.58     (7.11)     7.65           --
  Return After Taxes on Distributions and
     Sale of Fund Shares....................   1.93     (5.74)     7.28           --
CLASS B                                                                                     06/26/95
  Return Before Taxes.......................   2.97     (6.82)       --         7.41%
CLASS C                                                                                     08/04/97
  Return Before Taxes.......................   6.95     (6.48)       --         2.26
CLASS R(2)                                                                                  11/26/68(2)
  Return Before Taxes.......................   8.37     (6.03)     9.56           --
S&P 500 Index(3)............................  10.87     (2.30)    12.07           --
Russell 1000(R) Index(4)....................  11.40     (1.76)    12.16           --
Lipper Large-Cap Core Fund Index(5).........   8.29     (2.98)    10.26           --

- ---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one year period are the historical returns of Buying Fund's Class R shares. The returns shown for the five year period and ten year period are the blended returns of the historical performance of Buying Fund's Class R shares since their inception and the restated historical performance of Buying Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of Buying Fund's Class A shares. The inception date of Buying Fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Buying Fund has also included the Russell 1000(R) Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Large-Cap Core Fund Index (which may or may not include Buying Fund) for comparison to a peer group.

(4) The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(5) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index.

                                   EXHIBIT C

                   COMPARISON FEE TABLE AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Premier Equity Fund ("Your Fund") and Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Charter Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table.

                                                                AIM PREMIER EQUITY FUND                            AIM CHARTER FUND
                                                                       YOUR FUND                                   BUYING FUND
                                                                (12/31/04 AS RESTATED)                        (10/31/04 AS RESTATED)
                                       -------------------------------------------------------------------------   ----------
                                        CLASS A          CLASS B      CLASS C      CLASS R        INSTITUTIONAL     CLASS A
                                         SHARES           SHARES       SHARES       SHARES        CLASS SHARES       SHARES
                                       ----------       ----------   ----------   ----------     ---------------   ----------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
 on Purchase
 (as a percentage of offering
 price)..............................     5.50%            None         None         None             None            5.50%
Maximum Deferred Sales Charge (as a
 percentage of original purchase
 price or redemption proceeds, as
 applicable).........................     None(1)(2)       5.00%        1.00%        None(3)          None            None(1)(2)
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund
 assets)
Management fees(5)...................     0.63%            0.63%        0.63%        0.63%            0.63%           0.63%
Distribution and/or Service (12b-1)
 Fees(6).............................     0.25%            1.00%        1.00%        0.50%              --            0.25%
Other Expenses(7)....................     0.40%            0.40%        0.40%        0.40%            0.08%           0.34%
Total Annual Fund Operating
 Expenses............................     1.28%            2.03%        2.03%        1.53%            0.71%           1.22%
Fee Waiver(8)(9).....................     0.05%            0.05%        0.05%        0.05%            0.05%           0.01%
Net Annual Fund Expenses(10)(11).....     1.23%            1.98%        1.98%        1.48%            0.66%           1.21%


                                                         AIM CHARTER FUND
                                                           BUYING FUND
                                                      (10/31/04 AS RESTATED)
                                       --------------------------------------------------------
                                        CLASS B      CLASS C      CLASS R        INSTITUTIONAL
                                         SHARES       SHARES       SHARES        CLASS SHARES
                                       ----------   ----------   ----------     ---------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
 on Purchase
 (as a percentage of offering
 price)..............................     None         None         None             None
Maximum Deferred Sales Charge (as a
 percentage of original purchase
 price or redemption proceeds, as
 applicable).........................     5.00%        1.00%        None(3)          None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund
 assets)
Management fees(5)...................     0.63%        0.63%        0.63%            0.63%
Distribution and/or Service (12b-1)
 Fees(6).............................     1.00%        1.00%        0.50%              --
Other Expenses(7)....................     0.34%        0.34%        0.34%            0.12%
Total Annual Fund Operating
 Expenses............................     1.97%        1.97%        1.47%            0.75%
Fee Waiver(8)(9).....................     0.01%        0.01%        0.01%            0.01%
Net Annual Fund Expenses(10)(11).....     1.96%        1.96%        1.46%            0.74%

                                                                   AIM CHARTER FUND
                                                                     BUYING FUND
                                                                  PRO FORMA COMBINED
                                                                      (10/31/04)
                                       ------------------------------------------------------------------------
                                        CLASS A         CLASS B      CLASS C      CLASS R        INSTITUTIONAL
                                         SHARES          SHARES       SHARES       SHARES        CLASS SHARES
                                       ----------      ----------   ----------   ----------     ---------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
 on Purchase
 (as a percentage of offering
 price)..............................     5.50%           None         None         None             None
Maximum Deferred Sales Charge (as a
 percentage of original purchase
 price or redemption proceeds, as
 applicable).........................     None(1)(2)      5.00%        1.00%        None(3)          None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund
 assets)
Management fees(5)...................     0.63%           0.63%        0.63%        0.63%            0.63%
Distribution and/or Service (12b-1)
 Fees(6).............................     0.25%           1.00%        1.00%        0.50%              --
Other Expenses(7)....................     0.34%           0.34%        0.34%        0.34%            0.10%
Total Annual Fund Operating
 Expenses............................     1.22%           1.97%        1.97%        1.47%            0.73%
Fee Waiver(8)(9).....................     0.05%           0.05%        0.05%        0.05%            0.05%
Net Annual Fund Expenses(10)(11).....     1.17%           1.92%        1.92%        1.42%            0.68%

- ---------------

 (1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

 (2) If you are a retirement plan participant and your retirement plan bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (4) There is no guarantee that actual expenses will be the same as those shown in the table.

 (5) Effective upon the closing of the Reorganization, the Board approved a permanent reduction of the advisory fee of the AIM Charter Fund to 0.80% of the first $150 million, plus 0.625% of the Fund's average daily net assets in excess of $150 million.

 (6) The Board of Trustees has approved a permanent reduction of the Rule 12b-1 fees applicable to AIM Charter Fund Class A shares to 0.25% effective July 1, 2005. Distribution and/or Service (12b-1) Fees reflect this agreement.

 (7) Other Expenses of AIM Premier Equity Fund Institutional Class shares are based on estimated amounts for the current fiscal year.

 (8) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Premier Equity Fund and AIM Charter Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.75% of the first $150 million, plus 0.615% of the next $4.85 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (9) Effective July 1, 2005 through June 30, 2006, the AIM Premier Equity Fund's advisor has contractually agreed to waive an additional 0.02% of its Management Fees.

(10) At the request of the Board of Trustees AMVESCAP (as defined herein) has agreed to reimburse AIM Premier Equity and AIM Charter Fund for expenses related to market timing matters.

(11) AIM Premier Equity Fund will incur additional expenses in connection with the Reorganization.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Your Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM PREMIER EQUITY FUND (YOUR FUND)
Class A...............................................  $668   $923    $1,197   $1,995
Class B...............................................   701    926     1,276    2,150
Class C...............................................   301    626     1,076    2,343
Class R...............................................   151    472       817    1,808
Institutional Class...................................    67    216       377      865
AIM CHARTER FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,941
Class B...............................................   699    915     1,257    2,097
Class C...............................................   299    615     1,057    2,291
Class R...............................................   149    462       797    1,753
Institutional Class...................................    76    237       411      925
AIM CHARTER FUND (BUYING FUND) -- PRO FORMA COMBINED
Class A...............................................  $663   $901    $1,158   $1,923
Class B...............................................   695    903     1,237    2,079
Class C...............................................   295    603     1,037    2,273
Class R...............................................   145    449       776    1,733
Institutional Class...................................    69    218       379      880

     You would pay the following expenses if you did not redeem your shares:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM PREMIER FUND (YOUR FUND)
Class A...............................................  $668   $923    $1,197   $1,995
Class B...............................................   201    626     1,076    2,150
Class C...............................................   201    626     1,076    2,343
Class R...............................................   151    472       817    1,808
Institutional Class...................................    67    216       377      865
AIM CHARTER FUND (BUYING FUND)
Class A...............................................  $667   $913    $1,178   $1,941
Class B...............................................   199    615     1,057    2,097
Class C...............................................   199    615     1,057    2,291
Class R...............................................   149    462       797    1,753
Institutional Class...................................    76    237       411      925
AIM CHARTER FUND (BUYING FUND) -- PRO FORMA COMBINED
Class A...............................................  $663   $901    $1,158   $1,923
Class B...............................................   195    603     1,037    2,079
Class C...............................................   195    603     1,037    2,273
Class R...............................................   145    449       776    1,733
Institutional Class...................................    69    218       379      880

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT D

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of December 2, 2005, there were the following number of shares outstanding of each class of your Fund:

YOUR FUND
- ---------
Class A Shares:                                                     334,936,517.12
Class B Shares:                                                     161,276,318.92
Class C Shares:                                                      23,694,562.71
Class R Shares:                                                         156,014.81
Institutional Class Shares:                                           2,829,009.42

                                   EXHIBIT E

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" the fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM PREMIER EQUITY FUND

                                                     CLASS OF           NUMBER OF      PERCENT OWNED
NAME AND ADDRESS                                      SHARES           SHARES OWNED     OF RECORD*
- ----------------                                -------------------   --------------   -------------
Citigroup Global Markets......................        Class A          23,663,388.81        7.07%
  Attn: Cindy Tempesta 7th Fl.
  333 W. 34th St.
  New York, NY 10001-2402

Merrill Lynch Pierce Fenner & Smith...........        Class A          20,383,625.98        6.09%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

Citigroup Global Markets......................        Class B          12,682,598.93        7.86%
  Attn: Cindy Tempesta 7th Fl.
  333 W. 34th St.
  New York, NY 10001-2402

Merrill Lynch Pierce Fenner & Smith...........        Class B          11,207,050.71        6.95%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith...........        Class C           3,780,004.88       15.95%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

Citigroup Global Markets......................        Class C           2,266,072.50        9.56%
  Attn: Cindy Tempesta 7th Fl.
  333 W. 34th St.
  New York, NY 10001-2402

Relistar Insurance Co. of New York............        Class R              27,751.11       17.79%
  151 Farmington Ave. # TN41
  Hartford, CT 06156-0001

Merrill Lynch Pierce Fenner & Smith...........        Class R              20,558.35       13.18%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

                                                     CLASS OF           NUMBER OF      PERCENT OWNED
NAME AND ADDRESS                                      SHARES           SHARES OWNED     OF RECORD*
- ----------------                                -------------------   --------------   -------------
AMVESCAP National Trust Company TTEE..........        Class R               8,979.34        5.76%
  FBO Guys Inc. 401(K) Profit Sharing Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779

Merrill Lynch Pierce Fenner & Smith...........  Institutional Class     2,797,626.28       98.89%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

- ---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of your Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of such fund as of December 2, 2005.

                                   EXHIBIT F

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM CHARTER FUND

                                                       CLASS OF          NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                        SHARES          SHARES OWNED    OF RECORD*
- ----------------                                  -------------------   ------------   -------------

Merrill Lynch Pierce Fenner & Smith.............        Class A         8,226,826.06       6.62%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

Citigroup Global Markets........................        Class A         7,650,508.89       6.16%
  Attn: Cindy Tempesta 7th Fl.
  333 W. 34th St.
  New York, NY 10001-2402

Merrill Lynch Pierce Fenner & Smith.............        Class C           957,237.96      11.16%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

Citigroup Global Markets........................        Class C           608,912.36       7.10%
  Attn: Cindy Tempesta 7th Fl.
  333 W. 34th St.
  New York, NY 10001-2402

Reliance Trust Company Custodian................        Class R            41,356.37      20.15%
  FBO Morley Incentives
  401K Profit Sharing Plan & Trust
  P.O. Box 48529
  Atlanta, GA 30362-1529

Symetra Investment Services Inc. ...............        Class R            13,627.90       6.64%
  P.O. Box 34443
  Seattle, WA 98124-1443

AMVESCAP Natl Tr Co. TTEE.......................        Class R            11,538.13       5.62%
  FBO Hartman-Walsh Corp.
  401(K) Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779

                                                       CLASS OF          NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                        SHARES          SHARES OWNED    OF RECORD*
- ----------------                                  -------------------   ------------   -------------
First Command Bank Trust........................  Institutional Class   3,937,159.15      72.15%
  Attention: Trust Department
  P.O. Box 901075
  Fort Worth, TX 76101-2075

Merrill Lynch Pierce Fenner & Smith.............  Institutional Class   1,153,815.56      21.14%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484

- ---------------

* Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Buyer, the ownership of shares of Buying Fund by executive officers and trustees of Buyer as a group constituted less than 1% of the outstanding shares of each class of such fund as of December 2, 2005.

                                       F-2